Exhibit 4.2

UWHARRIE CAPITAL CORP

as Issuer

SECURITYHOLDERS AGREEMENT

Dated as of March 31, 2014

FIXED RATE JUNIOR SUBORDINATED DEBT SECURITIES DUE 2024

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Section 14.10	Severability.	36

Section 14.11	Assignment.	36

EXHIBIT A	FORM OF FIXED RATE JUNIOR SUBORDINATED DEBT SECURITY DUE 2024	A-1

EXHIBIT B	FORM OF CERTIFICATE OF OFFICER OF THE COMPANY	B-1

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THIS SECURITYHOLDERS AGREEMENT (the “Securityholders Agreement”), dated as of March 31, 2014 between Uwharrie Capital Corp, a bank holding company incorporated in North Carolina (hereinafter sometimes called the “Company”), and the Securityholders made a party hereto.

W I T N E S S E T H :

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Fixed Rate Junior Subordinated Debt Securities due 2024 (the “Debt Securities”);

WHEREAS, pursuant to a subscription offer agreement executed by the Securityholder and accepted by the Company, each Securityholder has agreed to purchase from the Company the amount of Debt Securities described therein, has agreed that the Debt Securities are subject to the provisions of this Securityholders Agreement, and has agreed to become a party to this Securityholders Agreement.

NOW, THEREFORE, in consideration of the premises, and the purchase of the Debt Securities by the Securityholders, and the mutual promises contained herein, the Company and the Securityholders agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Securityholders Agreement and of any Securityholders Agreement supplemental hereto shall have the respective meanings specified in this Section 1.1. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Securityholders Agreement as a whole and not to any particular Article, Section or other subdivision.

“Additional Provisions” shall have the meaning set forth in Section 6.1.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors or the executive committee or any other duly authorized designated officers of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Securityholders.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or Albemarle, North Carolina are permitted or required by any applicable law or executive order to close.

“Capital Treatment Event” means the receipt by the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision thereof or therein, or as the result of any official or administrative pronouncement or action or decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of original issuance of the Debt Securities, there is more than an insubstantial risk that the Company will not, within 90 days of the date of such opinion, be entitled to treat an amount equal to the aggregate Liquidation Amount of the Capital Securities as “Tier 2 Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company.

“Certificate” means a certificate signed by any one of the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Uwharrie Capital Corp, a bank holding company incorporated in North Carolina, and, subject to the provisions of Article XI, shall include its successors and assigns.

“Debt Security” or “Debt Securities” has the meaning stated in the first recital of this Securityholders Agreement.

“Debt Security Register” has the meaning specified in Section 2.4.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.7.

“Event of Default” means any event specified in Section 5.1, which has continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Interest Payment Date” means March 31, June 30, September 30 and December 31 of each year, commencing on the first such date following the original date of issuance of any Debt Security and continuing until the Redemption Date, Special Redemption Date or Maturity Date, as applicable.

“Interest Period” has the meaning set forth in Section 2.7.

“Interest Rate” means a fixed per annum rate of interest equal to the rate set forth on the face of any Debt Security.

“Maturity Date” means March 31, 2024.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Vice Chairman, the President or any Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Company, and delivered to the Securityholders. Each such certificate shall include the statements provided for in Section 14.6 if and to the extent required by the provisions of such Section.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or may be other counsel reasonably satisfactory to the Securityholders. Each such opinion shall include the statements provided for in Section 14.6 if and to the extent required by the provisions of such Section.

The term “outstanding,” when used with reference to Debt Securities, subject to the provisions of Section 7.4, means, as of any particular time, all Debt Securities issued and delivered by the Company under this Securityholders Agreement, except

(a) Debt Securities theretofore canceled by the Company or delivered to the Company for cancellation;

(b) Debt Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided, that, if such Debt Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as provided in Article X and Article XIV or provision satisfactory to the Securityholders shall have been made for giving such notice; and

(c) Debt Securities paid pursuant to Section 2.5 or in lieu of or in substitution for which other Debt Securities shall have been issued and delivered pursuant to the terms of Section 2.5 unless proof satisfactory to the Company is presented that any such Debt Securities are held by bona fide holders in due course.

“Paying Agent” means any paying agent for the Debt Securities appointed pursuant to Section 3.3.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security delivered under Section 2.5 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.

“Redemption Date” has the meaning set forth in Section 10.1.

“Redemption Price” means 100% of the principal amount of the Debt Securities being redeemed plus accrued and unpaid interest on such Debt Securities to the Redemption Date or, in the case of redemption at maturity, the Maturity Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder,” “holder of Debt Securities” or other similar terms, means any Person in whose name at the time a particular Debt Security is registered on the Debt Security Register.

“Securityholders Agreement” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, or both.

“Senior Indebtedness” means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed, similar obligations arising from off-balance sheet guarantees and direct credit substitutes and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, all obligations associated with derivative products such as interest rate and foreign exchange contracts and commodity contracts, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Securityholders Agreement or thereafter incurred, unless, with the prior approval of the Federal Reserve if not otherwise generally approved, it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior or are pari passu in right of payment to the Debt Securities; provided, however, that Senior Indebtedness shall not include (a) any debt securities issued to any trust (or a trustee of such trust) that is a financing vehicle of the Company (a “financing entity”), in connection with the issuance by such financing entity of equity or other securities, including the issuance of trust preferred securities or (b) any guarantees of the Company in respect of the equity or other securities of any financing entity referred to in clause (a) above or (c) the Company’s outstanding Fixed Rate Junior Subordinated Debt Securities due December 31, 2018.

“Special Event” means any Tax Event or Capital Treatment Event.

“Special Redemption Date” has the meaning set forth in Section 10.2.

“Special Redemption Price” means, with respect to the redemption of any Debt Security following a Special Event, 100% of the principal amount of the Debt Securities being redeemed plus accrued and unpaid interest on such Debt Securities to the Special Redemption Date.

“Subsidiary” means, with respect to any Person, (i) any corporation, at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Tax Event” means the receipt by the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement (including any private letter ruling, technical advice memorandum, regulatory procedure, notice or announcement (an “Administrative Action”)) or judicial decision interpreting or applying such laws or regulations, regardless of whether such Administrative Action or judicial decision is issued to or in connection with a proceeding involving the Company and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action or decision is enacted, promulgated or announced, in each case on or after the date of original issuance of the Debt Securities, there is more than an insubstantial risk that interest payable by the Company on the Debt Securities is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“United States” means the United States of America and the District of Columbia.

“U.S. Person” has the meaning given to “United States person” as set forth in Section 7701(a)(30) of the Code.

ARTICLE II

DEBT SECURITIES

Section 2.1 Issuance of Debt Securities.

Upon the execution and delivery of this Securityholders Agreement, or from time to time thereafter, Debt Securities may be issued by the Company to the Securityholders.

Section 2.2 Form and Denomination of Debt Securities.

The Debt Securities shall be registered in minimum denominations of $50,000 and any multiple of $1,000 in excess thereof.

The Debt Securities may be in certificated or uncertificated form. If certificated, the Debt Securities shall be (i) without coupons; (ii) numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers executing the same may determine; and (iii) substantially in the form of Exhibit A hereto or otherwise typed, printed, lithographed or engraved on steel engraved borders or produced in any other manner all as determined by the officers executing the Debt Securities, as evidenced by their execution of such Debt Securities.

Section 2.3 Execution of Debt Securities.

If certificated, the Debt Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President or one of its Executive Vice Presidents or any other officer authorized by the Board of Directors to sign documents in the name and on behalf of the Company, under its corporate seal (if then legally required) which may be affixed thereto or printed, engraved or otherwise reproduced thereon, by facsimile or otherwise, and which need not be attested.

In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been delivered by the Company, such Debt Securities nevertheless may be delivered as though the Person who signed such Debt Securities had not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of the execution of this Securityholders Agreement any such person was not such an officer.

Every Debt Security shall be dated the date of its issuance.

Section 2.4 Exchange and Registration of Transfer of Debt Securities.

The Company shall cause to be kept, at the office or agency maintained for the purpose of registration of transfer and for exchange as provided in Section 3.2, a register (the “Debt Security Register”) for the Debt Securities issued hereunder in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of all Debt Securities as provided in this Article II. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

Debt Securities may be exchanged at any office or agency to be maintained by the Company for such purpose as provided in Section 3.2, and the Company shall register (or cause its agent to register), and make available for delivery in accordance with its procedures the Debt Security or Debt Securities which the Securityholder making the exchange shall be entitled to receive. Upon registration of transfer of any Debt Security at any office or agency of the Company maintained for such purpose as provided in Section 3.2, the Company shall register (or cause its agent to register) and the Company shall make available for delivery in the name of the transferee or transferees a new Debt Security for a like aggregate principal amount. Registration or registration of transfer of any Debt Security by any agent of the Company appointed pursuant to Section 3.2, and delivery of such Debt Security, shall be deemed to complete the registration or registration of transfer of such Debt Security.

The Company or its agent may require that certificated Debt Securities to be registered for transfer, exchange or payment be duly endorsed by, or be accompanied by, a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder or such holder’s attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of certificated or uncertificated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register a transfer of any Debt Security for a period of 15 days immediately preceding the date of selection of Debt Securities for redemption.

Notwithstanding the foregoing, Debt Securities may not be transferred except in compliance with the restricted securities legend set forth below, unless otherwise determined by the Company in accordance with applicable law, which legend shall be placed on each certificated Debt Security and shall apply to all Debt Securities:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF

THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE SECURITYHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, REPRESENTS AND WARRANTS THAT IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1, 84-14, THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(B)(17) OF ERISA OR ANOTHER APPLICABLE EXEMPTION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE SECURITYHOLDERS AGREEMENT TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $50,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $50,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF THE COMPANY, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AND IS NOT SECURED.

Section 2.5 Mutilated, Destroyed, Lost or Stolen Debt Securities.

In case any certificated Debt Security shall become mutilated or be destroyed, lost or stolen, the Company shall issue an uncertificated, substituted Debt Security or shall execute and deliver a new certificated Debt Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company of the destruction, loss or theft of such Security and of the ownership thereof.

Every substituted Debt Security issued pursuant to the provisions of this Section 2.5 by virtue of the fact that any such Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Securityholders Agreement equally and proportionately with any and all other Debt Securities duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.6 Temporary Debt Securities.

Pending the preparation of definitive Debt Securities, the Company may execute and make available for delivery temporary Debt Securities that are typed, printed or lithographed. Temporary Debt Securities shall be issuable in any authorized denomination, and substantially in the form of the definitive Debt Securities but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company. Every such temporary Debt Security shall be executed by the Company upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debt Securities. Without unreasonable delay, the Company will execute and deliver to the Securityholder, in exchange for such temporary Debt Securities, a like aggregate principal amount of such definitive Debt Securities, and thereupon any or all temporary Debt Securities shall be surrendered in exchange therefor, at any office or agency maintained by the Company for such purpose as provided in Section 3.2. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the Company may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Debt Securities shall in all respects be entitled to the same benefits under this Securityholders Agreement as definitive Debt Securities delivered hereunder.

Section 2.7 Payment of Interest.

Each Debt Security will bear interest at the then applicable Interest Rate from and including each Interest Payment Date or, in the case of the first interest period, the original date of issuance of such Debt Security to, but excluding, the next succeeding Interest Payment Date or, in the case of the last interest period, the Redemption Date, Special Redemption Date or Maturity Date, as applicable (each such period, an “Interest Period”), on the principal thereof, on any overdue principal and on any overdue installment of interest (including Defaulted Interest), payable (subject to the provisions of Article VI) on each Interest Payment Date commencing on the first Interest Payment Date following the original date of issuance of such Debt Security, and on the Redemption Date, the Special Redemption Date or the Maturity Date, as the case may be. Interest on any Debt Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment, except that interest payable on the Maturity Date, the Redemption Date or the Special Redemption Date, as the case may be, shall be paid to the Person to whom principal is paid.

Any interest on any Debt Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder, and such Defaulted Interest shall be paid by the Company to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which special record date shall be fixed by the Company and which shall not be more than fifteen nor less than ten days prior to the date of the proposed payment date. The Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Debt Security Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered on such special record date and thereafter the Company shall have no further payment obligation in respect of the Defaulted Interest.

The term “regular record date” as used in this Section shall mean the same day as the applicable Interest Payment Date.

Subject to the foregoing provisions of this Section, each Debt Security delivered under this Securityholders Agreement upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debt Security.

Section 2.8 Cancellation of Debt Securities Paid, etc.

Any certificated Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company, be promptly canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Securityholders Agreement. The book entries for all uncertificated Debt Securities which are paid, redeemed, exchanged or transferred shall be promptly cancelled by the Company and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Securityholders Agreement. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are duly cancelled.

Section 2.9 Computation of Interest.

(a) The amount of interest payable for each Interest Period will be computed on the basis of a 365-day year and the actual number of days elapsed in such Interest Period.

(b) All percentages resulting from any calculations on the Debt Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

(c) The Company shall, upon the request of the holder of any Debt Securities, confirm the Interest Rate. The Paying Agent shall be entitled to rely on information received from the Company as to the Interest Rate. The Company shall, from time to time, provide any necessary information to the Paying Agent relating to any original issue discount and interest on the Debt Securities that is included in any payment and reportable for taxable income calculation purposes.

Section 2.10 CUSIP Numbers.

The Company in issuing the Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Company shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Securityholders in writing of any change in the CUSIP numbers.

ARTICLE III

PARTICULAR COVENANTS OF THE COMPANY

Section 3.1 Payment of Principal, Premium and Interest; Agreed Treatment of the Debt Securities.

(a) The Company covenants and agrees that it will duly and punctually pay or cause to be paid all payments due on the Debt Securities at the place, at the respective times and in the manner provided in this Securityholders Agreement. At the option of the Company, each installment of interest on the Debt Securities may be paid (i) by mailing checks for such interest payable to the order of the holders of Debt Securities entitled thereto as they appear on the Debt Security Register or (ii) by wire transfer, ACH transfer or other banking transfer to any account with a banking institution located in the United States designated by such Person to the Paying Agent no later than the related record date.

(b) The Company will treat the Debt Securities as indebtedness, and the interest payable in respect of such Debt Securities as interest, for all U.S. federal income tax purposes. All payments in respect of such Debt Securities will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an (i) Internal Revenue Service Form W-8BEN (or any substitute or successor form or required documentation) establishing its non-U.S. status for U.S. federal income tax purposes or (ii) an Internal Revenue Service Form W-9 (or any substitute or successor form) establishing its status as a U.S. citizen or other U.S. person (including a resident alien individual) for U.S. federal income tax purposes and the nonapplicability of backup withholding, except where the Company reasonably determines that (i) the beneficial owner directly or indirectly owns 10% or more of the voting power of the

Company’s stock; (ii) the beneficial owner is a bank that has entered into this Agreement in the ordinary course of its business; or (iii) another exception or provision under the “portfolio interest” rules of the Code applies so as to require withholding of tax by the Company.

Section 3.2 Offices for Notices and Payments, etc.

So long as any of the Debt Securities remain outstanding, the Company will maintain in Albemarle, North Carolina or elsewhere within the State of North Carolina an office or agency where the Debt Securities may be presented for payment, an office or agency where the Debt Securities may be presented for registration of transfer and for exchange as provided in this Securityholders Agreement and an office or agency where notices and demands to or upon the Company in respect of the Debt Securities or of this Securityholders Agreement may be served, provided however, that the Company may waive presentment for transfer, exchange or payment in its sole discretion. The Company will give to the Securityholders written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Securityholders, or specified as contemplated by Section 2.4, such office or agency for all of the above purposes shall be 132 North First Street, Albemarle, North Carolina 28001.

In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside the State of North Carolina where the Debt Securities may be registered for transfer and for exchange in the manner provided in this Securityholders Agreement, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency within the State of North Carolina for the purposes above mentioned.

Section 3.3 Provision as to Paying Agent.

(a) If the Company shall appoint a Paying Agent, it will cause such Paying Agent to execute and deliver to the Company an instrument in which such agent shall agree with the Company, subject to the provision of this Section 3.3;

(1) that it will hold all sums held by it as such agent for the payment of all payments due on the Debt Securities (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities) in trust for the benefit of the holders of the Debt Securities;

(2) that it will give the Securityholders prompt written notice of any failure by the Company (or by any other obligor on the Debt Securities) to make any payment on the Debt Securities when the same shall be due and payable; and

(3) that it will, at any time during the continuance of any Event of Default, upon the written request of the Securityholders, forthwith pay to the Securityholders all sums so held in trust by such Paying Agent.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the payments due on the Debt Securities, set aside, segregate and hold in trust for the benefit of the holders of the Debt Securities a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Securityholders in writing of any failure to take such action and of any failure by the Company (or by any other obligor under the Debt Securities) to make any payment on the Debt Securities when the same shall become due and payable.

Whenever the Company shall have one or more Paying Agents for the Debt Securities, it will, on or prior to each due date of the payments on the Debt Securities, deposit with a Paying Agent a sum sufficient to pay all payments so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and the Company shall promptly notify the Securityholders in writing of its action or failure to act.

(c) Anything in this Section 3.3 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Debt Securities, or for any other reason, pay, or direct any Paying Agent to pay to the Securityholders all sums held in trust by the Company or any such Paying Agent.

(d) Anything in this Section 3.3 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.3 is subject to Section 12.3 and to Section 12.4.

Section 3.4 Certificate to Securityholders.

Upon the request of any Securityholder, the Company will deliver to such Securityholder on or before 120 days after the end of the Company’s fiscal year, so long as Debt Securities are outstanding hereunder, a Certificate, substantially in the form of Exhibit B attached hereto, stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

Section 3.5 Compliance with Consolidation Provisions.

The Company will not, while any of the Debt Securities remain outstanding, consolidate with, or merge into any other Person, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article XI are complied with.

Section 3.6 Limitation on Dividends.

If there shall have occurred and be continuing a Default or an Event of Default, then the Company may not (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (B) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Debt Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (i) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, (ii) in connection with a dividend reinvestment or stockholder stock purchase plan or (iii) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of (i), (ii), or (iii) above, (b) as a result of any exchange or conversion of any class or series of the Company’s capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock, (c) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior in interest to such stock).

ARTICLE IV

LISTS AND REPORTS BY THE COMPANY

Section 4.1 Securityholders’ Lists.

The Company covenants and agrees that it will furnish or cause to be furnished to any Securityholder, within 30 days after the receipt by the Company of a written request from such Securityholder, a list of the names and addresses of all Securityholders as of a date not more than 15 days prior to the time such list is furnished.

Each and every holder of Debt Securities, by receiving and holding the same whether through book entry or in certificated form, agrees with the Company that neither the Company nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debt Securities in accordance with the provisions of this Section 4.1, regardless of the source from which such information was derived.

Section 4.2 Financial and Other Information.

The Company shall deliver to each holder of the Debt Securities (A) if the Company or any of its Subsidiaries is not then (i) subject to Section 13 or 15(d) of the Exchange Act or (ii) exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the information required by Rule 144A(d)(4) under the Securities Act, (B) if the Company is not then required to file Form FR Y-9C, the audited annual financial statements (or, if no audited financial statements are prepared, the unaudited financial statements) of the Company and any Subsidiaries within 90 days after the end of the fiscal year, and (C) within 31 days after the end of each calendar (or such later date as may be required by the Code or applicable regulations), Form 1099 or such other annual U.S. federal income tax information statement required by the Code, containing such information with regard to the Debt Securities held by such holder as is required by the Code and the regulations of the U.S. Department of the Treasury promulgated thereunder.

ARTICLE V

REMEDIES OF THE SECURITYHOLDERS UPON AN EVENT OF DEFAULT

Section 5.1 Events of Default.

Any of the following events shall be an “Event of Default” with respect to Debt Securities:

(a) the Company defaults in the payment of any interest upon any Debt Security when it becomes due and payable, and such default continues for a period of 30 days; or

(b) Reserved

(c) the Company defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debt Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or

(d) the Company defaults in the performance of, or breaches, any of its covenants or agreements in Section 3.5 or Section 3.6 of this Securityholders Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company, or orders the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

If an Event of Default specified under clause (e) or (f) of this Section 5.1 occurs, then, in each and every such case, the entire principal amount of the Debt Securities and any premium and interest accrued, but unpaid, thereon shall ipso facto become immediately due and payable without further action.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Debt Securities shall have become due by acceleration, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Company shall pay or shall deposit with the Paying Agent a sum sufficient to pay all matured installments of interest upon all the Debt Securities and all payments on the Debt Securities which shall have become due otherwise than by acceleration (with interest upon all such payments, to the extent permitted by law) and such amount as shall be sufficient to cover reasonable compensation to the Paying Agent and each predecessor Paying Agent, their respective agents, attorneys and counsel, and all other amounts due to the Paying Agent, if any, and (ii) all Events of Default under this Securityholders Agreement, other than the non-payment of the payments on Debt Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the holders of a majority in aggregate principal amount of the Debt Securities then outstanding, by written notice to the Company and to the Paying Agent, may waive all defaults and rescind and annul such acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Securityholders shall have proceeded to enforce any right under this Securityholders Agreement and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Securityholders, then and in every such case the Company and the holders of the Debt Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the holders of the Debt Securities shall continue as though no such proceeding had been taken.

Section 5.2 Payment of Debt Securities on Certain Events of Default; Suit Therefor.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities under Bankruptcy Law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debt Securities, or to the creditors or property of the Company or such other obligor, the Securityholders, irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by acceleration or otherwise and irrespective of whether the Securityholders shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Securityholders (including any claim for reasonable compensation to the Securityholders’ agents, attorneys and counsel, and for reimbursement of all other amounts due to the Securityholders) allowed in such judicial proceedings relative to the Company or any other obligor on the Debt Securities, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Securityholders.

Nothing herein contained shall be construed to authorize any single Securityholder to authorize or consent to or accept or adopt on behalf of any other Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any holder thereof or to authorize any Securityholder to vote in respect of the claim of any other Securityholder in any such proceeding.

Section 5.3 Proceedings by Securityholders.

No holder of any Debt Security shall have any right to institute any suit, action or proceeding for any remedy hereunder, unless such holder previously shall have given to the Company written notice of an Event of Default with respect to the Debt Securities and unless the holders of a majority in aggregate principal amount of the Debt Securities then outstanding shall join in such action, suit or proceeding; provided, that no holder of Debt Securities shall have any right to prejudice the rights of any other holder of Debt Securities, obtain priority or preference over any other such holder or enforce any right under this Securityholders Agreement except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debt Securities.

Notwithstanding any other provisions in this Securityholders Agreement, but subject to the provisions of Section 5.5 of this Securityholders Agreement, the right of any holder of any Debt Security to receive payment of the principal of, premium, if any, and interest on such Debt Security when due, shall not be impaired or affected without the consent of such holder. For the protection and enforcement of the provisions of this Section and except to the extent expressly limited by this Section, each and every Securityholder shall be entitled to such relief as can be given either at law or in equity.

Section 5.4 Remedies Cumulative and Continuing.

Except as otherwise provided in Section 2.5, all powers and remedies given by this Article V to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the holders of the Debt Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Securityholders Agreement or otherwise established with respect to the Debt Securities, and no delay or omission of any holder of any of the Debt Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.3, every power and remedy given by this Article V or by law to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Securityholders.

Section 5.5 Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

The holders of a majority in aggregate principal amount of the Debt Securities affected (voting as one group) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available with respect to such Debt Securities. Prior to any ipso facto acceleration of the maturity of the Debt Securities, the holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding may on behalf of the holders of all of the Debt Securities waive (or modify any previously granted waiver of) any past Default or Event of Default and its consequences, except a default (a) in the payment of principal of, premium, if any, or interest on any of the Debt Securities, or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Debt Security affected. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.5, said Default or Event of Default shall for all purposes of the Debt Securities and this Securityholders Agreement be deemed to have been cured and to be not continuing.

Section 5.6 Undertaking to Pay Costs.

All parties to this Securityholders Agreement agree that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Securityholders Agreement, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.6 shall not apply to any suit instituted by any Securityholder or group of Securityholders, holding in the aggregate a majority in principal amount of the Debt Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debt Security against the Company on or after the same shall have become due and payable.

ARTICLE VI

SUBORDINATION OF DEBT SECURITIES

Section 6.1 Agreement to Subordinate.

The Company covenants and agrees, and each holder of Debt Securities issued hereunder and under any supplemental Securityholders Agreement (the “Additional Provisions”) by such Securityholder’s acceptance thereof likewise covenants and agrees, that all Debt Securities shall be issued subject to the provisions of this Article VI; and each holder of a Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

The payment by the Company of the payments due on all Debt Securities issued hereunder and under any Additional Provisions shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Securityholders Agreement or thereafter incurred.

No provision of this Article VI shall prevent the occurrence of any default or Event of Default hereunder.

Section 6.2 Default on Senior Indebtedness.

In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company following any applicable grace period, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, and such acceleration has not been rescinded or canceled and such Senior Indebtedness has not been paid in full then, in either case, no payment shall be made by the Company with respect to the payments due on the Debt Securities.

In the event that, notwithstanding the foregoing, any payment shall be received by the Securityholders when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Securityholders in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Securityholders shall be paid to the holders of Senior Indebtedness.

Section 6.3 Liquidation; Dissolution; Bankruptcy.

Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on the Debt Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Securityholders would be entitled to receive from the Company, except for the provisions of this Article VI, shall be paid by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders under this Securityholders Agreement if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by any Securityholder before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

For purposes of this Article VI, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Debt Securities to the payment of all Senior Indebtedness of the Company, that may at the time be outstanding, provided, that (a) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (b) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XI of this Securityholders Agreement shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XI of this Securityholders Agreement.

Section 6.4 Subrogation.

Subject to the payment in full of all Senior Indebtedness of the Company, the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all payments due on the Debt Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders would be entitled except for the provisions of this Article VI, and no payment pursuant to the provisions of this Article VI to or for the benefit of the holders of such Senior Indebtedness by Securityholders, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Debt Securities be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the holders of the Debt Securities, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

Nothing contained in this Article VI or elsewhere in this Securityholders Agreement, any Additional Provisions or in the Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debt Securities all payments on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debt Securities and creditors of the Company, other than the holders of Senior Indebtedness of the Company, nor shall anything herein or therein prevent the holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Securityholders Agreement, subject to the rights, if any, under this Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article VI, the Securityholders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Securityholders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

Section 6.5 Subordination May Not Be Impaired.

No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, with the terms, provisions and covenants of this Securityholders Agreement, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the holders of the Debt Securities to the holders of such Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (c) release any Person liable in any manner for the collection of such Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, and any other Person.

ARTICLE VII

CONCERNING THE SECURITYHOLDERS

Section 7.1 Action by Securityholders.

Whenever in this Securityholders Agreement it is provided that the holders of a specified percentage in aggregate principal amount of the Debt Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Debt Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, the Company may, at its option, as evidenced by an Officers’ Certificate, fix in advance a record date for such Debt Securities for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action or revocation of the same, and for that purpose the outstanding Debt Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Securityholders Agreement not later than six months after the record date.

Section 7.2 Proof of Execution by Securityholders.

Subject to the provisions of Section 8.5, proof of the execution of any instrument by a Securityholder or such Securityholder’s agent or proxy shall be sufficient if made in such manner as shall be satisfactory to the Company. The ownership of Debt Securities shall be proved by the Debt Security Register or by a certificate of the Debt Security registrar. The Company may require such additional proof of any matter referred to in this Section as it shall deem necessary.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 8.6.

Section 7.3 Who Are Deemed Absolute Owners.

Prior to the registration for transfer of any Debt Security, the Company, any Paying Agent, any transfer agent and any Debt Security registrar may deem the Person in whose name such Debt Security shall be registered upon the Debt Security Register to be, and may treat such Person as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debt Security and for all other purposes; and neither the Company nor any Paying Agent nor any transfer agent nor any Debt Security registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon such holder’s order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

Section 7.4 Debt Securities Owned by Company Deemed Not Outstanding.

In determining whether the holders of the requisite aggregate principal amount of Debt Securities have concurred in any direction, consent or waiver under this Securityholders Agreement, Debt Securities which are owned by the Company or any other obligor on the Debt Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debt Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Debt Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.4 if the pledgee shall establish the pledgee’s right to vote such Debt Securities and that the pledgee is not the Company or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor.

Section 7.5 Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Company, as provided in Section 7.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debt Securities specified in this Securityholders Agreement in connection with such action, any holder (in cases where no record date has been set pursuant to Section 7.1) or any holder as of an applicable record date (in cases where a record date has been set pursuant to Section 7.1) of a Debt Security (or any Debt Security issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Debt Securities the holders of which have consented to such action may, by filing written notice with the Company, revoke such action so far as concerns such Debt Security (or so far as concerns the principal amount represented by any exchanged or substituted Debt Security). Except as aforesaid any such action taken by the holder of any Debt Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Debt Security, and of any Debt Security issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or any Debt Security issued in exchange or substitution therefor.

ARTICLE VIII

SECURITYHOLDERS’ MEETINGS

Section 8.1 Purposes of Meetings.

A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

(a) to give any notice to the Company, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article V;

(b) to consent to the execution of a Securityholders Agreement or Securityholders Agreements supplemental hereto pursuant to the provisions of Section 9.2; or

(c) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Debt Securities under any other provision of this Securityholders Agreement or under applicable law.

Section 8.2 Call of Meetings by Company.

The Company may at any time call a meeting of Securityholders to take any action specified in Section 8.1, to be held at such time and at such place within the State of North Carolina as the Company shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Debt Securities affected at their addresses as they shall appear on the Debt Securities Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

Section 8.3 Call of Meetings by Securityholders.

In case at any time the holders of at least 10% in aggregate principal amount of the Debt Securities then outstanding, shall have requested the Company to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Company shall not have mailed the notice of such meeting within 20 days after receipt of such request, then such Securityholders may determine the time and the place within the State of North Carolina for such meeting and may call such meeting to take any action authorized in Section 8.1, by mailing notice thereof as provided in Section 8.2.

Section 8.4 Qualifications for Voting.

To be entitled to vote at any meeting of Securityholders a Person shall be (a) a holder of one or more Debt Securities with respect to which the meeting is being held or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more such Debt Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

Section 8.5 Regulations.

Notwithstanding any other provisions of this Securityholders Agreement, the Company may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

The Company shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Securityholders as provided in Section 8.3, in which case the Securityholders calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by the holders of a majority in outstanding principal amount of the Debt Securities represented in person or by proxy at the meeting.

Subject to the provisions of Section 7.4, at any meeting each holder of Debt Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Debt Securities held or represented by such holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debt Securities held by such chairman or instruments in writing as aforesaid duly designating such chairman as the Person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.2 or Section 8.3 may be adjourned from time to time by a majority in outstanding principal amount of the Debt Securities represented in person or by proxy at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 8.6 Voting.

The vote upon any resolution submitted to any meeting of holders of Debt Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.2. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one of the duplicates shall be delivered to the Company and the other shall be preserved by the secretary of the meeting, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 8.7 Quorum; Actions.

The Persons entitled to vote a majority in outstanding principal amount of the Debt Securities shall constitute a quorum for a meeting of Securityholders; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in outstanding principal amount of the Debt Securities, the Persons holding or representing such specified percentage in outstanding principal amount of the Debt Securities will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Securityholders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the outstanding principal amount of the Debt Securities which shall constitute a quorum.

Except as limited by the proviso in the first paragraph of Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the holders of not less than a majority in outstanding principal amount of the Debt Securities; provided, however, that, except as limited by the proviso in the first paragraph of Section 9.2, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that this Securityholders Agreement expressly provides may be given by the holders of not less than a specified percentage in outstanding principal amount of the Debt Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the holders of not less than such specified percentage in outstanding principal amount of the Debt Securities.

Any resolution passed or decision taken at any meeting of holders of Debt Securities duly held in accordance with this Section shall be binding on all the Securityholders, whether or not present or represented at the meeting.

ARTICLE IX

SUPPLEMENTAL SECURITYHOLDERS AGREEMENTS

Section 9.1 Supplemental Securityholders Agreements with Consent of Holders of 25% in Aggregate Principal Amount of Debt Securities then Outstanding.

The Company, when authorized by a Board Resolution, with the consent of not less than 25% in aggregate principal amount of the Debt Securities at the time outstanding, may enter into a supplemental Securityholders Agreement, for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company, pursuant to Article XI;

(b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of Debt Securities as the Board of Directors shall consider to be for the protection of the holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Securityholders Agreement as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental Securityholders Agreement may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Securityholders upon such default;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental Securityholders Agreement which may be defective or inconsistent with any other provision contained herein or in any supplemental Securityholders Agreement, or to make such other provisions in regard to matters or questions arising under this Securityholders Agreement; provided, that any such action shall not adversely affect the interests of the holders of the Debt Securities;

(d) to add to, delete from, or revise the terms of Debt Securities, including, without limitation, any terms relating to the issuance, exchange, registration or transfer of Debt Securities, including to provide for transfer procedures and restrictions as required by Section 2.4 (for purposes of assuring that no registration of Debt Securities is required under the Securities Act); provided, that any such action shall not adversely affect the interests of the holders of the Debt Securities then outstanding;

(e) to make any change (other than as elsewhere provided in this paragraph) that does not adversely affect the rights of any Securityholder in any material respect; or

(f) to provide for the issuance of and establish the form and terms and conditions of the Debt Securities, to establish the form of any certifications required to be furnished pursuant to the terms of this Securityholders Agreement or the Debt Securities, or to add to the rights of the holders of Debt Securities.

It shall not be necessary for the consent of the Securityholders under this Section 9.1 to approve the particular form of any proposed supplemental Securityholders Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

Any supplemental Securityholders Agreement authorized by the provisions of this Section 9.1 may be executed by the Company and the holders of the requisite outstanding principal amount of the Debt Securities, without the consent of the remaining holders of the Debt Securities at the time outstanding.

Promptly after the execution by the Company and Securityholders of any supplemental Securityholders Agreement pursuant to the provisions of this Section, the Company shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental Securityholders Agreement, to the Securityholders as their names and addresses appear upon the Debt Security Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Securityholders Agreement.

Section 9.2 Supplemental Securityholders Agreements with Consent of Holders of a Majority in Aggregate Principal Amount of Debt Securities then Outstanding.

The Company, when authorized by a Board Resolution, with the consent of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding, may enter into a supplemental Securityholders Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Securityholders Agreement or of any supplemental Securityholders Agreement or of modifying in any manner the rights of the holders of the Debt Securities; provided, however, that no such supplemental Securityholders Agreement shall without such consent of the holders of each Debt Security then outstanding and affected thereby (i) extend the fixed maturity of any Debt Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Debt Securities, or impair or affect the right of any Securityholder to institute suit for payment thereof or impair the right of repayment, if any, at the option of the holder, or (ii) reduce the aforesaid percentage of Debt Securities the holders of which are required to consent to any such supplemental Securityholders Agreement.

It shall not be necessary for the consent of the Securityholders under this Section 9.2 to approve the particular form of any proposed supplemental Securityholders Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

Any supplemental Securityholders Agreement authorized by the provisions of this Section 9.2 may be executed by the Company and the holders of the requisite outstanding principal amount of the Debt Securities, without the consent of the remaining holders of the Debt Securities at the time outstanding.

Promptly after the execution by the Company and Securityholders of any supplemental Securityholders Agreement pursuant to the provisions of this Section, the

Company shall transmit by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental Securityholders Agreement, to the Securityholders as their names and addresses appear upon the Debt Security Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Securityholders Agreement.

Section 9.3 Effect of Supplemental Securityholders Agreements.

Upon the execution of any supplemental Securityholders Agreement pursuant to the provisions of this Article IX, this Securityholders Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Securityholders Agreement of the Company and the holders of Debt Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental Securityholders Agreement shall be and be deemed to be part of the terms and conditions of this Securityholders Agreement for any and all purposes.

Section 9.4 Notation on Debt Securities.

Debt Securities delivered in certificated form after the execution of any supplemental Securityholders Agreement pursuant to the provisions of this Article IX may bear a notation as to any matter provided for in such supplemental Securityholders Agreement. If the Company shall so determine, new certificated Debt Securities so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Securityholders Agreement contained in any such supplemental Securityholders Agreement may be prepared and executed by the Company and delivered in exchange for any certificated Debt Securities then outstanding. Nothing in this Section 9.4 shall, however, require the Company to deliver Debt Securities in certificated form whether as a result of the execution of any supplemental Securityholders Agreement or otherwise.

ARTICLE X

REDEMPTION OF SECURITIES

Section 10.1 Optional Redemption.

At any time the Company shall have the right, subject to the receipt by the Company of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, to redeem the Debt Securities, in whole or in part, on any March 31, June 30, September 31 and December 31 on or after March 31, 2019 (the “Redemption Date”), at the Redemption Price.

Section 10.2 Special Event Redemption.

If a Special Event shall occur and be continuing, the Company shall have the right, subject to the receipt by the Company of prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to redeem the Debt Securities, in whole but not in part, at any time within 90 days following the occurrence of such Special Event (the “Special Redemption Date”), at the Special Redemption Price.

Section 10.3 Notice of Redemption; Selection of Debt Securities.

In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Debt Securities, it shall fix a date for redemption and shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Debt Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security.

The Debt Securities may be called for redemption only as to all of the Debt Securities or portions thereof (in integral multiples of $1,000) pro rata among all Securityholders based upon the aggregate amount of Debt Securities held by each Securityholder.

Each such notice of redemption shall specify the CUSIP number, if any, of the Debt Securities to be redeemed, the date fixed for redemption, the redemption price at which Debt Securities are to be redeemed, the place or places of payment, that payment, in the case of certificated Debt Securities, will be made upon presentation and surrender of such certificated Debt Securities (unless presentation and surrender is waived by the Company), that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Debt Securities are to be redeemed the notice of redemption shall specify the numbers of the Debt Securities to be redeemed. In case the Debt Securities are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, and, in the case of a certificated Debt Security, only upon surrender of such certificated Debt Security, a new Debt Security or Debt Securities in principal amount equal to the unredeemed portion thereof will be issued.

Prior to 10:00 a.m. North Carolina time on the Redemption Date or the Special Redemption Date specified in the notice of redemption given as provided in this Section, the Company will deposit with one or more Paying Agents an amount of money sufficient to redeem on the redemption date all the Debt Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

Section 10.4 Payment of Debt Securities Called for Redemption.

If notice of redemption has been given as provided in Section 10.3, the Debt Securities or portions of Debt Securities with respect to which such notice has been given shall become due and payable on the Redemption Date or the Special Redemption Date (as the case may be) and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said Redemption Date or the Special Redemption Date (unless the Company shall default in the payment of such Debt Securities at the redemption price, together with interest accrued to said date) interest on the Debt Securities or portions of Debt Securities so called for redemption shall cease to accrue. On presentation and surrender of certificated Debt Securities to be redeemed at a place of payment specified in said notice, such certificated Debt Securities along with such uncertificated Debt Securities as are to be redeemed in accordance with the provisions hereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the Redemption Date or the Special Redemption Date (as the case may be).

Upon redemption of any certificated Debt Security in part only, the Company shall execute and make available for delivery to the holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of authorized denominations in principal amount equal to the unredeemed portion of the Debt Security so presented and shall otherwise update, or cause its agent to update, book entries with respect to all uncertificated Debt Securities redeemed in part only.

ARTICLE XI

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.1 Company May Consolidate, etc., on Certain Terms

Nothing contained in this Securityholders Agreement or in the Debt Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property or capital stock of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company, or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company hereby covenants and agrees that, upon any such consolidation, merger (where the Company is not the surviving corporation), sale, conveyance, transfer or other disposition, the due and punctual payment of all payments due on all of the Debt Securities in accordance with their terms, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Securityholders Agreement to be kept or performed by the Company, shall be expressly assumed by the entity formed by such consolidation, or into which the Company shall have been merged, or by the entity which shall have acquired such property or capital stock.

Section 11.2 Successor Entity to be Substituted.

In case of any such consolidation, merger, sale, conveyance, transfer or other disposition contemplated in Section 11.1 and upon the assumption by the successor entity of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of this Securityholders Agreement to be performed or observed by the Company, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and thereupon the predecessor entity shall be relieved of any further liability or obligation hereunder or upon the Debt Securities. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Securityholders Agreement as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Securityholders Agreement as though all of such Debt Securities had been issued at the date of the execution hereof.

ARTICLE XII

SATISFACTION AND DISCHARGE OF SECURITYHOLDERS AGREEMENT

Section 12.1 Discharge of Securityholders Agreement.

When all the Debt Securities not theretofore canceled shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall deposit with a Paying Agent, in trust, funds, which shall be immediately due and payable, sufficient to pay at maturity or upon redemption all of the Debt Securities (other than any Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.5) not theretofore canceled, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of, and premium, if any, or interest on the Debt Securities (a) theretofore repaid to the Company in accordance with the provisions of Section 12.4, or (b) paid to any state or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in the case of either clause (a) or clause (b) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Securityholders Agreement shall cease to be of further effect except for the provisions of Section 2.5, Section 2.6, Section 3.1, Section 3.2, Section 3.3, and Section 12.4 hereof, which shall survive until such Debt Securities shall mature or are redeemed, as the case may be, and are paid. Thereafter, Section 12.4 shall survive.

Section 12.2 Deposited Moneys to be Held in Trust by a Paying Agent.

Subject to the provisions of Section 12.3 and Section 12.4, all moneys deposited with any Paying Agent pursuant to Section 12.1 shall be held in trust and applied by it to the payment, to the holders of the particular Debt Securities for the payment of which such moneys have been deposited with the Paying Agent, of all sums due and to become due thereon for principal, and premium, if any, and interest.

Section 12.3 Paying Agent to Repay Moneys Held.

Upon the satisfaction and discharge of this Securityholders Agreement, all moneys then held by any Paying Agent of the Debt Securities shall, upon demand of the Company, be repaid to the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 12.4 Return of Unclaimed Moneys.

Any moneys deposited with or paid to any Paying Agent for payment of the principal of, and premium, if any, or interest on Debt Securities and not applied but remaining unclaimed by the holders of Debt Securities for two years after the date upon which the principal of, and premium, if any, or interest on such Debt Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by such Paying Agent on written demand; and the holder of any of the Debt Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of such Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE XIII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.1 Securityholders Agreement and Debt Securities Solely Corporate Obligations.

No recourse for the payment of the principal of or premium, if any, or interest on any Debt Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Securityholders Agreement or in any supplemental Securityholders Agreement, or in any such Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any predecessor or successor corporation of the Company, either directly or through the Company or any successor corporation of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Securityholders Agreement and the issue of the Debt Securities.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.1 Successors.

All the covenants, stipulations, promises and agreements of the Company contained in this Securityholders Agreement shall bind its successors and assigns whether so expressed or not.

Section 14.2 Official Acts by Successor Entity.

Any act or proceeding by any provision of this Securityholders Agreement authorized or required to be done or performed by any board, committee or officer of the

Company shall and may be done and performed with like force and effect by the like board, committee, officer or other authorized Person of any entity that shall at the time be the lawful successor of the Company.

Section 14.3 Surrender of Company Powers.

The Company by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Securityholders may surrender any of the powers reserved to the Company and thereupon such power so surrendered shall terminate both as to the Company and as to any permitted successor.

Section 14.4 Addresses for Notices, etc.

Any notice or demand which by any provision of this Securityholders Agreement is required or permitted to be given or served by the Securityholders on the Company may be given or served in writing by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Securityholders for such purpose) to the Company at:

Attention: Chief Financial Officer

Uwharrie Capital Corp

P.O. Box 338

Albemarle, NC 28002

Any notice, direction, request or demand by the Company to or upon and Securityholders shall be deemed to have been sufficiently given or made, for all purposes, if given or made in to the address of such Securityholder most recently furnished to the Company by such Securityholder.

Section 14.5 Governing Law.

This Securityholders Agreement and each Debt Security shall be deemed to be a contract made under the law of the State of North Carolina, and for all purposes shall be governed by and construed in accordance with the law of said State, without regard to conflict of laws principles thereof.

Section 14.6 Evidence of Compliance with Conditions Precedent.

Each certificate or opinion provided for in this Securityholders Agreement and delivered to the Securityholders with respect to compliance with a condition or covenant provided for in this Securityholders Agreement (except certificates delivered pursuant to Section 3.4) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 14.7 Business Day Convention.

Notwithstanding anything to the contrary contained herein, if any Interest Payment Date, Maturity Date, Redemption Date or Special Redemption Date falls on a day that is not a Business Day, then the principal, premium, if any, and/or interest payable on such date will be paid on the latest immediately preceding day which is a Business Day with the same force and effect as though paid on the originally scheduled Interest Payment Date, Maturity Date, Redemption Date or Special Redemption Date, as the case may be, and no additional interest will accrue for each day that such payment is delayed as a result thereof.

Section 14.8 Table of Contents, Headings, etc.

The table of contents and the titles and headings of the articles and sections of this Securityholders Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.9 Execution in Counterparts.

This Securityholders Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 14.10 Severability.

In case any one or more of the provisions contained in this Securityholders Agreement or in the Debt Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Securityholders Agreement or of such Debt Securities, but this Securityholders Agreement and such Debt Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 14.11 Assignment.

Subject to Article XI, the Company will have the right at all times to assign any of its rights or obligations under this Securityholders Agreement to a direct or indirect wholly owned Subsidiary of the Company, provided, that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, this Securityholders Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Securityholders Agreement may not otherwise be assigned by the parties thereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securityholders Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

COMPANY:

UWHARRIE CAPITAL CORP

By
Name:
Title:

SECURITYHOLDER:

[if an entity]

By
Name:
Title:

[if an individual]

Name:

Signature Page to Securityholders Agreement

EXHIBIT A

FORM OF FIXED RATE JUNIOR SUBORDINATED DEBT SECURITY DUE 2024

[FORM OF FACE OF SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE SECURITYHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, REPRESENTS AND WARRANTS THAT IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT

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SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1, 84-14, THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(B)(17) OF ERISA OR ANOTHER APPLICABLE EXEMPTION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE SECURITYHOLDERS AGREEMENT TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $50,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $50,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND THE CLAIMS OF GENERAL AND SECURED CREDITORS OF THE COMPANY, IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE COMPANY OR ANY OF ITS SUBSIDIARIES AND IS NOT SECURED.

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Fixed Rate Junior Subordinated Debt Security due 2024

of

UHWARRIE CAPITAL CORP

Uwharrie Capital Corp, a bank holding company incorporated in the State of North Carolina (the “Company”), for value received promises to pay to [SECURITY HOLDER] (the “Holder”), or registered assigns, the principal sum of [            ] Dollars ($[            ]) on March 31, 2024 and to pay interest on said principal sum from March 31, 2014 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 (each such date, an “Interest Payment Date”) of each year commencing on the first Interest Payment Date following the original date of issuance of such Debt Security, at a fixed per annum rate of interest equal to 5.75% (the “Interest Rate”) until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at an annual rate equal to the Interest Rate. Notwithstanding anything to the contrary contained herein, if any Interest Payment Date, Maturity Date, Redemption Date or Special Redemption Date falls on a day that is not a Business Day, then the principal, premium, if any, and/or interest payable on such date will be paid on the latest immediately preceding day which is a Business Day with the same force and effect as though paid on the originally scheduled Interest Payment Date, Maturity Date, Redemption Date or Special Redemption Date, as the case may be. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Securityholders Agreement, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities, as defined in said Securityholders Agreement) is registered at the close of business on the regular record date for such interest installment, except that interest payable on the Maturity Date shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a special record date to be fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Debt Securities not less than 10 days prior to such special record date, all as more fully provided in the Securityholders Agreement. The principal of and interest on this Debt Security shall be payable at the office or agency of the Company (or Paying Agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debt Security Register or by ACH or wire transfer to an account appropriately designated by the holder hereof.

The indebtedness evidenced by this Debt Security is, to the extent provided in the Securityholders Agreement, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debt Security is issued subject to the provisions of the Securityholders Agreement with respect thereto. Each holder of this Debt Security, by accepting the same, agrees to and shall be bound by such provisions. Each holder hereof, by such holder’s

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acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Securityholders Agreement by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

The Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debt Security may contain more than one counterpart of the signature page and this Debt Security may be executed by the affixing of the signature of a proper officer of the Company to any of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though the Company had executed a single signature page.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has duly executed this certificate.

UWHARRIE CAPITAL CORP

By:
Name:
Title:

Dated:                    ,

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[FORM OF REVERSE OF SECURITY]

This Debt Security is one of a duly authorized series of Debt Securities of the Company, all issued or to be issued pursuant to a Securityholders Agreement (the “Securityholders Agreement”), dated as of March 31, 2014 duly executed and entered into among the Company and the holders of Debt Securities of like tenor, to which Securityholders Agreement and all Securityholders Agreements supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the holders of the Debt Securities (referred to herein as the “Debt Securities”) of which this Debt Security is a part. The summary of the terms of this Debt Security contained herein does not purport to be complete and is qualified by reference to the Securityholders Agreement.

Upon the occurrence and continuation of a Tax Event or a Capital Treatment Event, this Debt Security may become due and payable, in whole but not in part, at any time, within 90 days following the occurrence of such Tax Event or Capital Treatment Event (the “Special Redemption Date”), as the case may be, at the Special Redemption Price. The Company shall also have the right to redeem this Debt Security at the option of the Company, in whole or in part, on any March 31, June 30, September 31 and December 31 on or after March 31, 2019 (a “Redemption Date”), at the Redemption Price.

Any redemption pursuant to the preceding paragraph will be made, subject to the receipt by the Company of prior approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) if then required under applicable capital guidelines or policies of the Federal Reserve, upon not less than 30 days’ nor more than 60 days’ notice. If the Debt Securities are only partially redeemed by the Company, the Debt Securities will be redeemed pro rata.

“Redemption Price” means 100% of the principal amount of the Debt Securities being redeemed plus accrued and unpaid interest on such Debt Securities to the Redemption Date or, in the case of a redemption due to the occurrence of a Special Event, to the Special Redemption Date.

“Special Redemption Price” means, with respect to the redemption of any Debt Security following a Special Event, 100% of the principal amount of the Debt Securities being redeemed plus accrued and unpaid interest on such Debt Securities to the Special Redemption Date.

In the event of redemption of this Debt Security in part only, a new certificated or uncertificated Debt Security or Debt Securities for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

If case an Event of Default specified under Section 5.1(e) or Section 5.1(f) of the Securityholders Agreement occurs, then, in each and every such case, the entire principal amount of the Debt Securities and any premium and interest accrued, but unpaid, thereon shall ipso facto become immediately due and payable without further action, with the effect and subject to the conditions provided in the Securityholders Agreement.

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The Securityholders Agreement contains provisions permitting the Company and the holders of not less than 25% in aggregate principal amount of the Debt Securities at the time outstanding affected thereby, as specified in the Securityholders Agreement, to execute supplemental Securityholders Agreements for the purpose of (i) evidencing the succession of another corporation to the Company; (ii) adding to the covenants of the Company further covenants for the protection of the holders of Debt Securities; (iii) curing any ambiguity, or correcting any defective or inconsistent provision; (iv) adding to, deleting from, or revising the terms of the Debt Securities, provided that such actions do not adversely affect the interests of the holders of the Debt Securities then outstanding; (v) making any other change that does not adversely affect the rights of any Securityholder in any material respect; or (vi) providing for the issuance of Debt Securities, establishing the form of certifications to be given pursuant to the terms of the Securityholders Agreement or the Debt Securities, or adding to the rights of the Debt Securities.

The Securityholders Agreement contains provisions permitting the Company and the holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding affected thereby, as specified in the Securityholders Agreement, to execute supplemental Securityholders Agreements for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Securityholders Agreement or of any supplemental Securityholders Agreement or of modifying in any manner the rights of the holders of the Debt Securities; provided, however, that no such supplemental Securityholders Agreement shall, among other things, without the consent of the holders of each Debt Security then outstanding and affected thereby (i) extend the fixed maturity of the Debt Securities, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make payments due on the Debt Securities payable in any coin or currency other than that provided in the Debt Securities, or impair or affect the right of any holder of Debt Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental Securityholders Agreement.

The Securityholders Agreement also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding, on behalf of all of the holders of the Debt Securities, to waive any past default in the performance of any of the covenants contained in the Securityholders Agreement, or established pursuant to the Securityholders Agreement, and its consequences, except a default in payments due on any of the Debt Securities. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Securityholders Agreement) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Securityholders Agreement and no provision of this Debt Security or of the Securityholders Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay all payments due on this Debt Security at the time and place and at the rate and in the money herein prescribed.

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As provided in the Securityholders Agreement and subject to certain limitations herein and therein set forth, this Debt Security is transferable by the registered holder hereof on the Debt Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company maintained for such purpose accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior registration of transfer of this Debt Security, the Company, any Paying Agent, any transfer agent and the Debt Security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon) for the purpose of receiving payment of or on account of the principal hereof, premium, if any, and interest due hereon and for all other purposes, and neither the Company nor any Paying Agent nor any transfer agent nor any Debt Security registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Securityholders Agreement, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Debt Securities are issuable in registered uncertificated or certificated form without coupons. As provided in the Securityholders Agreement and subject to certain limitations herein and therein set forth, Debt Securities are exchangeable for a like aggregate principal amount of Debt Securities of a different authorized denomination, as requested by the holder surrendering the same.

All terms used in this Debt Security that are defined in the Securityholders Agreement shall have the meanings assigned to them in the Securityholders Agreement.

THE LAW OF THE STATE OF NORTH CAROLINA SHALL GOVERN THE SECURITYHOLDERS AGREEMENT AND THE DEBT SECURITIES, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

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EXHIBIT B

FORM OF CERTIFICATE

OF OFFICER

OF

UWHARRIE CAPITAL CORP.

Pursuant to Section 3.4 of the Securityholders Agreement among Uwharrie Capital Corp, as issuer (the “Company”), and the Securityholders which are parties thereto, dated as of March 31, 2014 (as amended or supplemented from time to time, the “Securityholders Agreement”), the undersigned certifies that he/she is a principal executive officer, principal financial officer or principal accounting officer of the Company and in the course of the performance by the undersigned of his/her duties as an officer of the Company, the undersigned would normally have knowledge of any default by the Company in the performance of any covenants contained in the Securityholders Agreement, and the undersigned hereby further certifies that he/she has no knowledge of any such default for the year 20     [,except as follows: specify each such default and the nature thereof].

Capitalized terms used herein, and not otherwise defined herein, have the respective meanings ascribed thereto in the Securityholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             , 20    .

UWHARRIE CAPITAL CORP

Name:

Title:

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